UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2010

AQUAMER MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52327	04-3516924

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Wallace Street, Suite 408 Red Bank, New Jersey	07701

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 732-224-9182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant

On July 6, 2010, Aquamer Medical Corp. (the "Company," "we" "us" "our") accepted the resignation of Michael F. Cronin, CPA, as its principal independent registered public accounting firm.

Concurrent with the acceptance of the resignation of Michael F. Cronin, CPA, as our independent auditor, our Board of Directors engaged Miller Wachman LLP as our Independent Registered Public Accounting firm to serve as our auditors.

Our Board of Directors approved the decision to change independent registered accounting firms.

We did not consult with Miller Wachman LLP on any matters described in Item 304 (a)(2)(i) and Item 304 (a)(2)(ii) of Regulation S-K prior to July 6, 2010.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period ended March 31, 2010 and continuing through the date of our acceptance of the resignation of Michael F. Cronin, CPA (July 6, 2010), there were no disagreements with him on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to his satisfaction would have caused him to make reference to the disagreements in connection with his reports on our financial statements for such year.

The report of Michael F. Cronin, CPA on our financial statements for the fiscal years ending December 31, 2009 and 2008 contained a statement indicating substantial doubt about our ability to continue as a going concern because of our ongoing losses from operations. The audit report of Michael F. Cronin, CPA on our financial statements for the fiscal years ended December 31, 2009 and 2008 contains no other adverse opinion, disclaimer of opinion or modification as to  uncertainty, audit scope  or accounting principles (as described in Item 304(a)(1)(ii) of Regulation S-K).

We have provided Michael F. Cronin, CPA the foregoing disclosures and have requested that he furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with such disclosures. We have received the requested letter from Michael F. Cronin, CPA, wherein he has confirmed his agreement with our disclosures. A copy of the letter from Michael F. Cronin, CPA has been filed as an exhibit to this report.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

16.1	Letter from Michael F. Cronin, CPA dated July 6, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUAMER MEDICAL CORP..
/s/ Richard Falcone

By: Richard Falcone
President
Date : July 7, 2010